EXHIBIT 4.2

                      REGISTRATION RIGHTS AGREEMENT
                      -----------------------------

    This Registration Rights Agreement (the "Agreement") is entered into as of March 5, 1998 by and among Maxwell Technologies, Inc., a Delaware corporation ("Maxwell"), and the shareholders of Phoenix Power Systems, Inc., a California corporation (the "Company"), listed on Schedule A attached hereto (each, a "Holder" and collectively, the "Holders").


                            R E C I T A L S
                            ---------------

    A. Maxwell and the Holders are parties to a Stock Purchase Agreement dated as of March 1, 1998 (the "Purchase Agreement"), pursuant to which Maxwell will acquire all of the outstanding capital stock of the Company; and

    B. Pursuant to the Purchase Agreement, the shareholders of the Company will receive shares of the common stock, $.10 par value, of Maxwell ("Maxwell Common Stock") in exchange for their securities of the Company; and

    C. This Agreement is the Registration Rights Agreement referred to in Section 12.1 of the Purchase Agreement and, pursuant thereto, is entered into by the parties as a condition to the consummation of the transactions contemplated by the Purchase Agreement.


                             A G R E E M E N T
                             -----------------

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Maxwell with the SEC.

        "Holder" shall mean a holder of Registrable Securities. On the date hereof, the Holders are those persons listed on Schedule A hereto.

        "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

        "Register," "registered" and "registration" shall mean and refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

        "Registration Expenses" shall have the meaning set forth in Section 4.

        "Registrable Securities" shall mean the shares of Maxwell Common Stock (i) issued pursuant to the Purchase Agreement, and (ii) issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include (i) any shares of Maxwell Common Stock that have previously been sold to the public, (ii) have been sold in a private transaction (excluding the issuance of the Maxwell Common Stock pursuant to the Purchase Agreement) or (iii) are eligible for sale to the public under Rule 144.

        "Registration Statement" shall mean any registration statement of Maxwell in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

        "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any similar successor rule, as the same shall be in effect from time to time.

        "Rule 415" shall mean Rule 415 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        "SEC" shall mean the Securities and Exchange Commission.

        "Shareholder Representative" shall mean Hassan Yarpezeshkan having received the power of attorney of those Holders party to the Purchase Agreement, and the power of attorney of all other Holders electing to so appoint him.

        "Shelf Registration Statement" shall have the meaning set forth in
Section 2(a) hereof.

    2.  Form S-3 Registration.

        (a) As promptly as practicable following the Effective Date (as defined in the Purchase Agreement), Maxwell shall use its reasonable best efforts to file a Registration Statement on Form S-3 providing for the sale pursuant to Rule 415 (a "Shelf Registration Statement") by all Holders requesting registration, and/or any similar rule that may be adopted by the SEC, of the Registrable Securities. After the Registration Statement has become effective, Maxwell will use its reasonable best efforts to keep such Registration Statement continuously effective for 60 days.

        (b) Maxwell intends to file a Registration Statement in June 1998 and October 1998. If Maxwell does file a Registration Statement at either such time, Maxwell shall give written notice of the proposed filing to each Holder as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within 5 days of receipt of such notice. If Maxwell does file a Registration Statement in June 1998 or October 1998, Maxwell will use its reasonable best efforts to keep each such Registration Statement continuously effective for 60 days.

        (c) As promptly as practicable after the issuance of Maxwell Common Stock as Contingent Consideration (as defined in the Purchase Agreement), Maxwell shall use its reasonable best efforts to file a Shelf Registration Statement by all Holders requesting registration of the Registrable Securities (including shares issued at Closing (as defined in the Purchase Agreement) and not yet sold). After the Registration Statement has become effective, Maxwell will use its reasonable best efforts to keep such Registration Statement continuously effective for 60 days.

        (d) For the period from the date the initial shares are first registered and tradeable until July 15, 1998, Maxwell hereby guarantees a floor price of the Maxwell Common Stock issued at Closing to the Holders equal to 85.72% of the price established for Closing, subject to an overall maximum obligation on such guarantee of $300,000. An amount equal to the difference between the gross proceeds to Holder and the Average Price (at Closing), if within the limits set forth in this Section, shall be paid in cash no later than July 31, 1998. This provision shall not apply in respect of any Contingent earnout shares, nor shall Holders be entitled to the right to receive any cash if shares are not sold. If the registration statement is not effective on or prior to June 15, 1998, the July 15 date shall be extended by each day the registration statement is not effective.

        (e) No Holder shall have the right to register securities under this Agreement unless such Holder provides and/or confirms in writing prior to or after the filing of the Registration Statement such information (including, without limitation, information as to the number of Registrable Securities that such Holder has sold pursuant to any such Registration Statement from time to time) as Maxwell requests in connection with such Registration Statement.

        (f) Notwithstanding the foregoing, for a period not to exceed 90 days in any 12-month period, Maxwell shall not be obligated to prepare and file, or be prevented from delaying or abandoning, the Registration Statement required hereunder if Maxwell, in its good faith judgment, reasonably believes that the filing or maintenance of such Registration Statement would require the disclosure of material non-public information regarding Maxwell, or would have a material and adverse effect on the market for Maxwell Common Stock, and, accordingly, that the filing thereof, at the time requested, or the offering of Maxwell Common Stock pursuant thereto, would materially and adversely affect
(A) a pending or scheduled public offering or private placement of securities of Maxwell or any of its subsidiaries, (B) an acquisition, merger, consolidation or similar transaction by or of Maxwell or any of its subsidiaries, (C) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions or with respect to material strategic partnerships, or other material agreements, or
(D) the financial condition of Maxwell in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which might be required thereby.

    In the event that Maxwell, in good faith, reasonably believes that such conditions are continuing after such 90-day period, it may, with the consent of the Holders of a majority of the Registrable Securities subject (or to be subject) to the Registration Statement, which consent shall not be unreasonably withheld, extend such 90-day period for an additional 30 days. Any further delay shall require the consent of the Holders of all such shares.

    3. Registration Procedures. In connection with Maxwell's registration obligations pursuant to Section 2 hereof, Maxwell will use its diligent efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto Maxwell will:

        (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause such Registration Statement to become effective; provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, Maxwell will use reasonable efforts to furnish to the Shareholder Representative and his counsel, copies of all such documents proposed to be filed at least five days prior thereto, and Maxwell will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which any such Holder shall reasonably object within such five day period; provided, further, that Maxwell will not name or otherwise provide any information with respect to any Holder in any Registration Statement or Prospectus without the express written consent of such Holder, unless required to do so by the Securities Act and the rules and regulations thereunder;

        (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such

Registration Statement;

        (c) promptly notify the selling Holders (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Maxwell of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in light of the circumstances then existing;

        (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

        (e) furnish to each selling Holder, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (f) deliver to each selling Holder, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as such Holder may reasonably request; Maxwell consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

        (g) prior to any offering of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with the selling Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such selling Holder reasonably requests, and use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by the Holders of the Registrable
Securities covered by such Registration Statement, provided that under no circumstances shall Maxwell be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

        (h) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as such Holders may request;

        (i) upon the occurrence of any event contemplated by Section 3(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (j) make generally available to the holders of Maxwell's outstanding securities earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12 month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which

Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or, if not sold to underwriters in such an offering,
(ii) beginning with the first month of Maxwell's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12 month period;

        (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement from and after a date not later than the effective date of such Registration Statement;

        (l) use its best efforts to cause all Registrable Securities covered by each Registration Statement to be listed, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Maxwell Common Stock is then listed, and admitted to trading on the Nasdaq National Market, if the Maxwell Common Stock is then admitted to trading on the Nasdaq National Market;

        (m) enter into such agreements (including underwriting agreements in customary form containing, among other things, reasonable and customary indemnities) and take such other actions as a majority of the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

        (n) cooperate with the selling Holders and the managing underwriter or underwriters in their marketing efforts with respect to the sale of the Registrable Securities, including participation by Maxwell management in "road show" presentations.

Each Holder agrees that, upon receipt of any notice from Maxwell of the happening of any event of the kind described in Section 3(c)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, or until it is advised in writing by Maxwell that the use of the Prospectus may be resumed. It shall be a condition precedent to the obligations of Maxwell to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Maxwell such information regarding itself and the Registrable Securities held by it as shall be required by the Securities Act to effect the registration of such Holder's Registrable Securities.

    4. Registration Expenses. All expenses incident to any registration to be effected hereunder and incident to Maxwell's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities Dealers, Inc., stock exchange and qualification fees, fees and disbursements of Maxwell's counsel and of independent certified public accountants of Maxwell (including the expenses of any special audit required by or incident to such performance), expenses of any underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, which will be borne by the Holders), all such expenses being herein called "Registration Expenses," will be borne by Maxwell. Maxwell will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any person retained by Maxwell.

    5.  Holders' Covenants.  Each Holder covenants and agrees:

        (a) To sell all Registrable Securities only through a broker-dealer approved by Maxwell in writing; and

        (b) During the time Registration Statement filed pursuant to Section 2(a) is effective, no Holder shall sell more than an aggregate of up to 10,000 shares of his or her Registrable Securities on any one trading day, or more than the greater of 10,000 shares or [20]% of his or her then current Registrable Securities in any one month. Each Holder understands and agrees these manner of sale requirements are entered into for the benefit of Maxwell and the other Holders.

    6.  Indemnification.

        (a) Indemnification by Maxwell. Maxwell agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, partners and employees and each person who controls such Holder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Damages") to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any violation or alleged violation by Maxwell of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, provided that Maxwell will not be liable to any Holder to the extent that such Damages arise from or are based upon any untrue statement or omission (x) based upon written information furnished to Maxwell by any Holder expressly for the inclusion in such Registration Statement,
(y) made in any preliminary prospectus if any Holder failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the party asserting the claim underlying such Damages and such Prospectus would have corrected such untrue statement or omission and (z) made in any Prospectus if such untrue statement or omission was corrected in an amendment or supplement to such Prospectus and such Holder failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable Securities to the party asserting the claim underlying such Damages.

        (b) Indemnification by Holder of Registrable Securities. Each Holder of Registrable Securities whose Registrable Securities are sold under a Prospectus which is a part of a Registration Statement agrees to indemnify and hold harmless Maxwell, its directors and each officer who signed such Registration Statement and each person who controls Maxwell (within the meaning of Section 15 of the Securities Act), and each other Holder of Registrable Securities whose Registrable Securities are sold under the Prospectus which is a part of such Registration Statement (and such Holder's officers, directors and employees and each person who controls such Holder within the meaning of
Section 15 of the Securities Act), under the same circumstances as the foregoing indemnity from Maxwell to each Holder of Registrable Securities to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to such Holder furnished in writing to Maxwell by such Holder expressly for use therein, provided that in no event shall the aggregate liability of any selling Holder of Registrable Securities exceed the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Maxwell and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

        (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of such person and the indemnifying party, based upon written advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 6(c), the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only Maxwell (and its officers, directors and control persons as set forth above) on the one hand, and the Holders (and their officers, directors, partners, employees, attorneys and control persons as set forth above) on the other hand, as applicable.

        (d) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 6(b) hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any person to contribute pursuant to this Section 6(d) shall be several and not joint.

        (e) Timing of Payments. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 6 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

        (f) Survival. The indemnity and contribution agreements contained in this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of a participating Holder, its officers, directors, partners, attorneys, agents or any person, if any, who controls such Holder as aforesaid, and shall survive the transfer of such Registrable Securities by such Holder.

    7. Preparation; Reasonable Investigation. In connection with the preparation and filing of a Registration Statement pursuant to the terms of this Agreement:

        (a) Maxwell shall, with respect to a Registration Statement filed pursuant to Section 2, give the Holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

        (b) Maxwell shall give the Holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of Maxwell with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders or such underwriters, to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

    8. Rule 144. Maxwell covenants that it will use commercially reasonable efforts to file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by Rule 144, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, Maxwell will deliver to such holder a written statement verifying that it has complied with such information and requirements.

    9. Specific Performance. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Maxwell agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

   10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Schedule A or B, or at such other address as such Holder or permitted assignee shall have furnished to Maxwell in writing, (b) if to the Shareholder Representative, to the address set forth in the Purchase Agreement or (c) if to Maxwell, at 9275 Sky Park Court, San Diego, CA 92123; Attention: Gary J. Davidson and Donald M. Roberts; Facsimile
(619) 277-6754, or such other address provided to the Holders in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

   11. Successors and Assigns: Assignment of Rights. The rights and benefits of a Holder hereunder may not be assigned to a transferee or assignee, without the consent of Maxwell; provided, however, that, no later than the 10th day prior to the filing of the Registration Statement under Section 2 hereof, the rights and benefits of a Holder hereunder may be transferred in connection with a transfer or assignment of any Registrable Securities held by such Holder (i) by gift to immediate family members of such Holder, or trusts or other entities for the sole benefit thereof, or (ii) by gift to any entity in which such Holder, his or her immediate family members, or trusts or other entities for the sole benefit thereof beneficially own all of the voting securities; provided, however, that in each case, the transferee executes an instrument pursuant to which the transferee agrees to be bound by the terms and conditions hereof as a Holder, and such other documents related to the Purchase Agreement as Maxwell or its counsel may reasonably require, after which, such transferee shall be deemed a "Holder" hereunder. Any transfer of Registrable Securities, and rights hereunder, shall be subject to compliance with applicable securities laws and the restrictions contained in the Investment Letter executed by each Holder pursuant to the Purchase Agreement.

   12. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

   13. Attorney's Fees and Costs. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding, in addition to any other relief to which it may be entitled.

   14. Entire Agreement; Amendment; Waiver. This Agreement, the Purchase Agreement and the other agreements contemplated thereby constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Without limiting the foregoing, the rights of the Holders to registration pursuant to the terms of this Agreement shall be subject to the limitations on resale contained in the Investment Letter (as defined in the Purchase Agreement). Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by Maxwell and the Shareholder Representative and any such amendment, waiver, discharge or termination shall be binding upon all the parties hereto, but in no event shall the obligation of any party hereto be materially increased, except upon the written consent of such party.

   15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

   16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of laws thereof.

   17. No Third Party Beneficiaries. The covenants and agreements set forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MAXWELL:                                  MAXWELL TECHNOLOGIES, INC.


                                          By: /s/ Gary J. Davidson
                                          ---------------------------
                                          Name:  Gary J. Davidson
                                          Title: Vice President - Finance
                                                 and Administration and
                                                 Chief Financial Officer


SHAREHOLDER
REPRESENTATIVE:

                                              /s/ Hassan Yarpezeshkan
                                          ---------------------------
                                          Name:  Hassan Yarpezeshkan

                                                            SCHEDULE A
                                                            ----------

                             SCHEDULE OF HOLDERS


Jahangir Gaviri

Hamid Nekouie

Hassan Yarpezeshkan